SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2002

OptimumCare Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-17401	33-0218003

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

30011 Ivy Glenn Drive, Suite 219, Laguna Niguel, CA 92677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 495-1100

Not Applicable

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     Not applicable.

Item 2. Acquisition or Disposition of Assets.

     Not applicable.

Item 3. Bankruptcy or Receivership.

     Not applicable.

Item 4. Changes in Registrant’s Certifying Accountant.

     Not applicable.

Item 5. Other Events.

     On January 23, 2002, the company issued a press release reporting that it would take write-offs to 2001 operating results in the amount of $1,090,000. The write-offs consist of $380,000 previously capitalized as software as a result of the company’s decision not to pursue the development on an online therapy website and $710,000 as a reversal of management fees previously recognized as a result of the decision to the Health Care Financing Administration to reduce the reimbursement rate paid to a community mental health center which affects the center’s ability to pay the company management fees at the contracted rate.

     The company also reported that despite these write-offs, its working capital position is not impaired and that it has cash balances in excess of $1,600,000 and no bank debt. The company notes that prior to these write-offs, the company had expected to report net income for the year ended December 31, 2001 which was substantially higher than reported for the prior year.

Item 6. Resignations of Registrant’s Directors.

     Not applicable.

Item 7. Financial Statements and Exhibits.

     Exhibits.

     99.1     Press Release dated January 23, 2002.

Item 8. Change in Fiscal Year.

     Not applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S.

     Not applicable.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimumCare Corporation (Registrant)

Date: January 23, 2002	By:	/s/ EDWARD A. JOHNSON

Edward A. Johnson Chairman of the Board, Chief Executive Officer and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 23, 2002.